Exagen Appoints Ana Hooker to Board of Directors

July 30, 2021

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, is proud to announce the addition of Ms. Ana Hooker as an additional independent member to its Board of Directors, effective July 29, 2021.
“We are excited to welcome Ms. Hooker to our Board of Directors,” said Ron Rocca, Exagen’s President and Chief Executive Officer. “Ana’s extensive experience in life sciences, and in particular, clinical laboratories, will play a key role in Exagen’s continued expansion.”
“I am excited to join the board of such an innovative company that is having a real impact on patient’s lives through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases,” said Ms. Hooker. “Exagen has a world-class laboratory, a robust pipeline and I look forward to working with the executive leadership team and board of directors, as the Company continues to execute on its compelling mission and growth strategy.”
Ana Hooker has served as the Senior Vice President, Operations of Exact Sciences Corporation, a molecular diagnostics company, since July 2015. Ms. Hooker joined Exact Sciences Corporation in March 2013 with a focus on opening a new clinical laboratory in preparation for the launch of Cologuard. Prior to joining Exact Sciences Corporation, Ms. Hooker was at ARUP Laboratories for 15 years. While at ARUP Laboratories, Ms. Hooker held positions of increasing responsibility, including Group Manager for the Divisions of Oncology and Genetics, Technical Supervisor of the University of Utah Hospital Clinical Laboratories, Vice President, Division Manager for genetics and Senior Vice President, Division Manager for anatomic pathology, oncology and genetics. Ms. Hooker currently serves on the boards of Big Brothers, Big Sisters of Dane County and the Overture Center for the Arts. Ms. Hooker is also a member of the Latino Professional Association (LPA), Clinical Laboratory Management Association (CLMA), Association of Molecular Pathology (AMP), and the American Society of Clinical Laboratory Science (ASCLS). Ms. Hooker earned a Bachelor of Science from Kansas State University, a medical technologist degree from Hays Pathology Laboratories, and an M.B.A. from Westminster College.
About Exagen
Exagen is dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases by enabling timely differential diagnosis and optimizing therapeutic intervention. Exagen has developed and is commercializing a portfolio of innovative testing products under its AVISE® brand, several of which are based on our proprietary Cell-Bound Complement Activation Products, or CB-CAPs, technology. Exagen’s goal is to enable providers to improve care for patients through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases, including rheumatoid arthritis and lupus. For more information, please visit www.Exagen.com.
Forward Looking Statements
Exagen cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the Exagen's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Exagen’s goals and strategies, the potential utility and effectiveness of Exagen’s services and testing solutions, Exagen’s potential growth and expansion and management’s views and expectations of the same. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID‑19 pandemic may continue to adversely affect our business, financial condition and results of operations, including as a result of shutdowns of our facilities and operations as well as those of our suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for our tests, our sales and commercialization activities and our ability to receive specimens and perform or deliver the results from our tests, delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving our tests; the company’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payers and others in the medical community; the company’s ability to successfully execute on its business strategies; third party payers not providing coverage and adequate reimbursement for the company’s testing products or promoted therapeutics; the company’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting the company’s business; and other risks described in the company’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 on and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Investor Relations
Exagen Inc.
Ryan Douglas

rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com
760.477.5514